Report of Independent Registered Public Accounting Firm

Board of Trustees and Shareholders
Evergreen Global Dividend Opportunity Fund

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of the Evergreen Global Dividend Opportunity Fund as of
October 31, 2007 and the related statements of operations, changes in net assets, and financial highlights for the period from March 28, 2007 (commencement of operations) to October 31, 2007. These financial statements and financial highlights are the responsibility of the Fund's management.
Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board
(United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
Our procedures included confirmation of securities owned as of October 31, 2007 by correspondence with the custodian and brokers, or by other appropriate auditing procedures where replies from brokers were not received.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Evergreen Global Dividend Opportunity Fund as of
October 31, 2007, the results of its operations, changes in its net assets and financial highlights for the period described above, in conformity with U.S.
generally accepted accounting principles.



Boston, Massachusetts
December 27, 2007